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                                                                   Exhibit 10.11

                               EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of September 5, 2001, by and between FRESH AMERICA CORP., a Texas corporation ("Company"), and Colon Washburn an individual resident of the State of Arkansas ("Employee").

                                 R E C I T A L S

     WHEREAS, Company desires to obtain the services of Employee upon the terms and conditions set forth herein; and

     WHEREAS, Employee desires to be employed by Company upon the terms and conditions set forth herein; and

     WHEREAS, Company believes that the retention of Employee in employment with Company is critical to the success of Company;

     NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Company and Employee hereby agree as follows:

                                   ARTICLE I.

     Section 1.01.  Employment.  Company hereby agrees to employ Employee in the
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capacity of Executive Consultant and Employee agrees to be employed by Company in such capacity, for a period and time commitment described below, unless terminated earlier as provided in Article III.

     Section 1.02.  Term of Employment ("Term").
                    ---------------------------

     Company shall employ Employee for one (1) year (the Term"), subject to renewal for successive one-year periods thereafter for up to three (3) years. Renewal shall be automatic unless if either party gives notice thirty (30) days prior to the expiration of the Term.

     Section 1.03.  Duties.  Employee shall be subject to the direction and
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supervision of Company and shall have those duties and responsibilities consistent with the position in which he/she is employed. During the Term, Employee agrees to perform the duties assigned to the best of Employee's ability and to devote Employee's full professional working time, attention, and energies to the transaction of Company's business so as to further its best interests. During the Term, Employee shall not be employed or otherwise engaged in any other business or enterprise without the written permission of Company. The Company understands that the Employee is authorized to continue the business relationships already in existence and any new consulting or part-time employment arrangements as may arise. Employee shall comply with all existing policies, standards, and regulations of Company and hereafter as agreed and adopted by

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the Executive Committee. Employee agrees that, during the Term, Employee shall refrain from making disparaging remarks to third parties about Company or any affiliate of Company.

                                  ARTICLE II.

     Section 2.01.  Compensation.
                    ------------

           (a)  Salary.  During the Term, as compensation for services rendered
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     hereunder and in consideration of this Agreement, the Company shall pay
     Employee a salary, in accordance with the Company's then-prevailing payroll practices, at the annual rate of $150,000. Employee's base salary shall be subject to review and modification from time to time by Employer but may not be decreased during the term of this Agreement.


           (b)  Benefits.  During the Term, as additional compensation, Employee
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     shall be entitled to participate in and receive all benefits under any welfare benefit plan or program (including, without limitation, medical, dental, disability, group life, including accidental death and dismemberment, and business travel insurance plans and programs), any retirement savings plan or program (including, without limitation, 401(k) and pension plans), and such other perquisites of office (including, without limitation, paid vacation and holidays) as the Company may, from time to time and in its sole discretion, make available generally to similarly situated officers or managers of the Company provided however, the current benefit level of the Employee will not be materially reduced. Such participation shall be subject to the terms and conditions of such plans or programs, including, but not limited to, such generally applicable eligibility provisions as may be in effect from time to time.

           (c)  Expense Reimbursement.  The Company shall reimburse Employee for
                ---------------------
     all reasonable, ordinary, and necessary business expenses incurred in the performance of Employee's duties hereunder in accordance with and subject to the terms and conditions of the Company's then-prevailing expense policy. As a condition precedent to obtaining such reimbursement, Employee shall provide to the Company any and all statements, bills, or receipts evidencing the expenses for which Employee seeks reimbursement, and such other related information or materials as the Company may from time to time reasonably require.

                                  ARTICLE III.

     Section 3.01.  Termination.  Unless Employee's employment is terminated
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pursuant to this  Paragraph 3.01 (a) - (d), the Company shall continue to employ
Employee and Employee shall continue to serve the Company throughout the Term.

           (a)  Death.  This Agreement shall terminate automatically upon
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     Employee's death.

           (b)  Disability.  This Agreement shall terminate upon Employee's
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     "Disability", as defined below and the payment of benefits under the
     Company's disability insurance program, if any, shall satisfy the Company's obligations under the foregoing Paragraph 2.01. For purposes of this Agreement, Employee shall be deemed to be under a

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     Disability if Employee shall be unable, by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever), to perform Employee's essential job functions hereunder, with reasonable accommodation, in substantially the manner and to the extent required hereunder prior to the commencement of such disability, for a period exceeding ninety (90) consecutive days. In light of the unique nature of Employee's services, the undue burden on the Company that would result from Employee's long term absence, the Company shall have the right to terminate Employee's employment hereunder in the event Employee shall remain under a Disability for a period exceeding six (6) months, such termination to occur at the end of the six-month period during the continuance of such disability.

           (c)  For Cause.  The Company shall have the right to terminate
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     Employee's employment and this Agreement for "Cause". For purposes of this
     Agreement, Cause shall include: (i) material default or other material breach by Employee of Employee's obligations hereunder; (ii) failure by Employee to perform diligently Employee's duties hereunder; or (iii) misconduct, dishonesty, insubordination, or other acts by Employee damaging to the Company's relationships with its customers, suppliers, or employees, including, without limitation: indictment or plea of guilty or no contest to a felony or any crime involving moral turpitude, dishonesty, or theft; and failure by Employee to comply (after being directed to do so) with applicable laws or governmental regulations with respect to Company operations.

           (d)  Voluntary Termination.  In the event that Employee
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     voluntarily terminates his/her employment for any reason, Employee shall retain all rights under Article II Section 2.01 (c).

     Section 3.02.  Notice of Termination.  Any purported termination of
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Employee's employment by Company or by Employee (other than termination due to death) shall be communicated by written two weeks' Notice of Termination to the other party that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. In the event of termination of this Agreement for any reason, the payments (if any) required to be provided to Employee pursuant to this Paragraph 3.01 shall be in full and complete satisfaction of any and all obligations owing to Employee pursuant to this Agreement except for expense reimbursements or as otherwise specifically detailed in the Agreement.

     Section 3.03.  Ownership and Return of Materials.  All records, materials,
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lists, files, manuals, tapes, and all other written or recorded data and information in whatever form ("Materials") that may be used by, or made available to Employee during employment hereunder are and shall remain the sole property of Company. Upon the voluntary or involuntary termination of Employee's employment hereunder, Employee shall immediately return or cause to be returned same to Company.

                                  ARTICLE IV.

     Section 4.01.  Non-Competition, Non-Solicitation and Confidentiality.
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Employee expressly recognizes and agrees that Company has acquired a valuable and extensive clientele

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for its produce business and that Company's business connections and clients have been acquired at great expense and are of great value to Company. Employee further recognizes and agrees that Employee will become familiar with and possessed of the manner, method, secrets, and confidential and proprietary information pertaining to Company's business methods and clients and that by virtue of this Agreement, Employee will become personally acquainted with the clients, business methods, and trade secrets of Company.

     In recognition and in consideration of the foregoing, Employee expressly covenants and agrees that during the term of this Agreement and continuing until the Non-competition Termination Date (as hereinafter defined), Employee is prohibited from competing, soliciting employees and customers, and divulging confidential information as indicated below. Employee further agrees that the provisions of Article IV shall survive the expiration or termination of this Agreement for any reason.

           (a)  Non-Competition During Employment.  While Employee is employed
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     by the Company, Employee shall not, directly or indirectly, whether or not for compensation, and whether or not as an employee, be engaged in or have a financial interest (as defined below) in any other business, continue or assume any other corporate affiliations, or pursue any other commercial activities, duties, or pursuits which would in any way compete with the Company or result in a conflict of interest for the Employee without the prior written consent of the Company.

                (i)  Financial Interest Defined.  For purposes of this Section
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           4.01(a), Employee shall be deemed to be engaged in or to have a
           Financial Interest in a business if Employee is an employee, officer, director, consultant, independent contractor, proprietor, or partner of any person, partnership, corporation, trust or other entity which is engaged in such business, or if Employee directly or indirectly performs services for such entity or if Employee or any member of Employee's immediate family beneficially owns an equity interest, or interest convertible into equity, in any such entity; provided, however, that the foregoing shall not prohibit Employee or a member of Employee's immediate family from owning, for the purpose of passive investment, less than 2% of any class of securities of any publicly held corporation.

           (b)  Non-Competition After Employment.  Employee agrees that for a
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     period of one (1) year after termination of Employee's employment, for whatever reason, ("Non-Competition Termination Date"), Employee shall not, directly or indirectly, whether or not for compensation, and whether or not as an employee, be engaged in or have any Financial Interest in any business competing with the business of the Company (or with any business of any Affiliate for which the Employee performed services hereunder) within any region or locality in which the Company or such Affiliate is then doing business or marketing its products, as the business of the Company or such Affiliates may then be constituted.

           (c)  Non-Solicitation of Employees.  Employee agrees that during
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     employment and for the period after employment up to and including the
     Non-Competition Termination Date, Employee shall not directly or indirectly, solicit for hire any person then employed by Company or otherwise encourage any employee to leave

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     the employ of Company, either on employee's own behalf or on behalf of another person or entity.

           (d)  Non-Solicitation of Customers.  Employee agrees that during
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     employment and for the period after employment up to and including the Non-
     Competition Termination Date, Employee will not in any way solicit business from any customers of Company within any region or locality in which the Company or such Affiliate is then doing business or marketing its products. In this clause "business" means business of any kind in which Employee was engaged during Employee's employment and "customers" means customers of Company that Employee dealt with during Employee's employment and prospective customers identified during Employee's employment with the Company. Employee acknowledges and agrees that this non-solicitation provision is reasonable in scope, is necessary to protect Company's goodwill and legitimate business interests, is not harmful to the public interest, and will not impose any undue hardship on Employee or affect Employee's ability to earn a living or otherwise engage in any chosen occupation and career.

           (e)  Confidential Information.  Both during and after the Term,
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     Employee shall not, directly or indirectly, divulge, publish, communicate, or make available to any person, corporation, governmental agency, or other entity (except in performing Employee's duties hereunder or pursuant to a government issued subpoena), or use for Employee's own or any other person or entity's purposes or benefit, any Company trade secret, confidential business information, or other confidential Company information such as: designs, specifications, techniques, methods, concepts, inventions, developments, discoveries, improvements, or data of the Company which has specifically been learned as a result of Employee's employment with the Company and which is not generally known to the public (separately and collectively, "Confidential Information") (including, but not limited to, Confidential Information relating to research, product development or design, manufacturing or manufacturing processes, maintenance or repair processes, purchasing, product or materials costs, sales or sales strategies or prospects, pricing or pricing strategies, advertising or promotional programs, product information, or mailing or customer lists, finances (including prices, costs, and revenues), and other business arrangements, plans, procedures and strategies which Employee would not have otherwise learned but for Employee's employment with the Company), and shall use Employee's best efforts to prevent the publication or disclosure by any other person or entity of any such Confidential Information While Employee is employed by the Company, all documents and Confidential Information compiled, received, held, or used by Employee in connection with the business of the Company shall remain the Company's property, and shall be delivered by Employee to the Company upon the termination of Employee's employment, for whatever reason, or at any earlier time requested by the Company.

                                   ARTICLE V.

     Section 5.01.  Arbitration.
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           (a)  Binding Arbitration.  Any dispute or controversy between the
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     Company and Employee relating to this Agreement (except any dispute relating to Article IV

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     above) or relating to or arising out of Employee's employment with the
     Company, shall be settled by binding arbitration before a single arbitrator in Dallas, Texas, pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association. Each party shall bear its own costs, expenses and fees, including, without limitation, attorneys' fees and experts' fees with respect to any such arbitration. Judgment upon any resulting arbitration award may be entered in a court of competent jurisdiction the Northern District of Texas.

           (b)  Judicial Proceedings.  The Company shall not be required to
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     arbitrate any dispute arising between it and Employee relating to the foregoing Article IV, but shall have the right to institute judicial proceedings in a court of competent jurisdiction in the Northern District of Texas. Employee hereby consents to, and waives any objection to, the personal jurisdiction and venue of the aforesaid courts, and waives any claim that the aforesaid courts constitute an inconvenient forum. If such judicial proceedings are instituted, the parties agree that such proceedings shall not be stayed pending the outcome of any arbitration proceedings hereunder.

                                  ARTICLE VI.

     Section 6.01.  Assignment.  This Agreement is binding on and for the
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benefit of the Company and Employee and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, or pledged by the Company (except to an Affiliate) or by Employee without the prior written consent of the other. However, nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another entity which assumes this Agreement and all obligations and undertakings of the Company hereunder.

     Section 6.02.  No Conflict.  Employee represents and warrants that
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Employee is not subject to any agreement, order, judgment or decree of any kind which would prevent Employee from entering into this Agreement or performing fully Employee's obligations hereunder.

     Section 6.03.  Additional Obligations.  Both during and after the Term,
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Employee shall, upon reasonable notice, furnish the Company with such information as may be in Employee's possession, and cooperate with the Company, as may reasonably be requested by the Company (and, after the Term, with due consideration for Employee's obligations with respect to any new employment or business activity) in connection with any litigation in which the Company or any Affiliate is or may become a party. The Company shall reimburse Employee for all time lost and reasonable expenses incurred by Employee in fulfilling Employee's obligations under this Paragraph 2.01(c).

     Section 6.04.  Captions.  The captions, headings, and arrangements used in
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this Agreement are for convenience only and do not in any way affect, limit, or amplify the provisions hereof.

     Section 6.05.  Notices.  All notices required or permitted to be given
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hereunder shall be in writing and shall be deemed delivered when actually received or, if mailed, whether or not actually received, three days after deposited in the United States mail, postage prepaid, registered

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or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designed by notice:

          Company:                      Fresh America
                                        6600 LBJ, Suite 180
                                        Dallas, TX  75240

          Employee:                     _____________________
                                        _____________________
                                        _____________________

     Either party may change the address to which notices are to be sent by giving notice of such change of address in the manner provided by this paragraph.

     Section 6.06.  Severability.  If any provision of this Agreement is held
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to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never constituted a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

     Section 6.07.  Entire Agreement; Amendments.  This Agreement (including any
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Schedules referenced herein) contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing executed by a duly authorized officer of Company and by Employee.

     Section 6.08.  Counterparts.  This Agreement may be executed in multiple
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counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

     Section 6.09.  Governing Law.  This Agreement shall be construed and
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enforced according to the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                        FRESH AMERICA CORP.,
                                        A Texas Corporation

                                        By: ___________________________
                                        Name:__________________________
                                        Title:_________________________

                                        Employee:


                                        _______________________________


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